Exhibit 99.1

Company Contact:

Jill A. Hewitt

Investor Relations Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7516

Fax: (732) 341-2579

email: jahewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

Announces Appointment of Steven J. Tsimbinos

as Corporate Secretary

TOMS RIVER, NEW JERSEY, September 7, 2010… OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced the appointment of Steven J. Tsimbinos as First Senior Vice President, General Counsel and Corporate Secretary.

In making the announcement, Chairman and CEO John R. Garbarino stated, “Steven Tsimbinos is a respected attorney and has extensive experience representing financial services companies. We expect Steve to be a great asset to our organization and welcome him to the OceanFirst management team.”

In addition to his responsibilities as Corporate Secretary, Mr. Tsimbinos will serve as General Counsel, managing the Bank’s Legal Department. He reports to President and COO Vito R. Nardelli. Mr. Tsimbinos is a member of the New Jersey and New York Bar Associations and most recently held the positions of General Counsel and Chief Compliance Officer for Copper River Management, L.P. in Holmdel, New Jersey. Previously, Mr. Tsimbinos was a partner in the law firm Lowenstein Sandler PC in Roseland, New Jersey and began his legal career with Thatcher Proffitt & Wood in New York. He is a graduate of Boston University School of Law and Skidmore College.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com

OceanFirst Financial Corp’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.2 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com